Registration Statement No. 333-166890

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEGEAN MARINE PETROLEUM NETWORK INC.
(Exact name of Registrant as specified in its charter)

The Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10, Akti Kondili 18545, Piraeus Greece +30 (210) 458-6000	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 to Form F-3 deregisters those securities that remain unsold as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

  This Post-Effective Amendment No. 1 to Form F-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the "Post−Effective Amendment") relates to the Registration Statement on Form F-3 (Registration No. 333-166890), filed by Aegean Marine Petroleum Network Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on May 17, 2010 and declared effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the "Registration Statement"), pursuant to which the Company registered an indeterminate amount of its securities, including shares of the Company's common stock, including related preferred stock purchase rights, par value $0.01 per share, shares of the Company's preferred stock, par value $0.01 per share, debt securities of the Company, warrants to purchase the Company's securities, purchase contracts to purchase the Company's securities and units comprised of any of the foregoing securities, to be offered from time to time at indeterminate prices.

The Post-Effective Amendment hereby amends the Registration Statement to deregister all securities that were registered under the Registration Statement and remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on April 19, 2013.

AEGEAN MARINE PETROLEUM NETWORK INC.
By:	/s/ E. Nikolas Tavlarios
Name: E. Nikolas Tavlarios Title: President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*		April 19, 2013
Peter C. Georgiopoulos	Chairman of the Board of Directors

*		April 19, 2013
E. Nikolas Tavlarios	President and Principal Executive Officer

*		April 19, 2013
Spyros Gianniotis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*		April 19, 2013
Spyridon Fokas	Director, General Counsel and Corporate Secretary

*		April 19, 2013
Yiannis Papanicolaou	Director

*		April 19, 2013
John P. Tavlarios	Director

*		April 19, 2013
Konstantinos D. Koutsomitopoulos	Director

*		April 19, 2013
George J. Konomos	Director

*By:	/s/ Gary J. Wolfe
Name:	Gary J. Wolfe
Title:	Attorney-in-Fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this registration statement in the city of Stamford, state of Connecticut, on April 19, 2013.

AMPN USA, LLC

By:	/s/ E. Nikolas Tavlarios
Name:	E. Nikolas Tavlarios
Title:	Authorized Representative